Exhibit 99.2

BROOKLYN IMMUNOTHERAPEUTICS, LLC
FINANCIAL STATEMENTS
Year ended December 31, 2019 and periods from November 6, 2018 through December 31, 2018 and January 1, 2018 through November 5, 2018

BROOKLYN IMMUNOTHERAPEUTICS, LLC
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members and Board of Managers of Brooklyn ImmunoTherapeutics, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Brooklyn ImmunoTherapeutics, LLC (Successor) and IRX Therapeutics, Inc. (Predecessor) (the “Company”) as of December 31, 2019 and 2018, and the related statements of operations, stockholders’ equity/members’ equity and cash flows for the year ended December 31, 2019 and for the period of November 6, 2018 through December 31, 2018 (Successor), and the period from January 1, 2018 through November 5, 2018 (Predecessor), and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the year ended December 31, 2019 and for the period of November 6, 2018 through December 31, 2018 (Successor), and the period from January 1, 2018 through November 5, 2018 (Predecessor), in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

We are uncertain as to the year we began serving consecutively as the auditor of the Company’s financial statements; however, we are aware that we have been the Company’s auditor consecutively since at least 2013.

New York, NY
April 24, 2020

BROOKLYN IMMUNOTHERAPEUTICS, LLC
BALANCE SHEETS

	December 31,
	2019	2018
Assets
Current Assets:
Cash	$5,014,819	$6,325,431
Subscriptions receivable	-	850,000
Prepaid expenses and other current assets	86,668	19,998
Total Current Assets	5,101,487	7,195,429

Restricted cash	86,000	86,000
Property and equipment, net	653,763	68,099
Goodwill	2,043,747	2,043,747
In process research and development	6,860,000	6,860,000
Security deposits and other assets	363,621	379,331
Total Assets	$15,108,618	$16,632,606
Liabilities and Members’ Equity
Current Liabilities:
Accounts payable	$1,735,610	$2,647,532
Accrued expenses	1,520,841	1,696,793
Investor deposits	665,563	638,575
Loans payable	410,000	410,000
Current portion of lease liability	4,026	-
Total Current Liabilities	4,336,040	5,392,900

Lease liability, non-current	99,030	-
Other liabilities	930,445	870,000
Total Liabilities	5,365,515	6,262,900
Commitments and Contingencies
Members’ Equity:
Class A membership units	18,177,692	9,958,930
Class B membership units	1,400,000	1,400,000
Class C membership units	1,000,000	1,000,000
Common units	106,937	15,248
Accumulated deficit	(10,941,526)	(2,004,472)
Total Members’ Equity	9,743,103	10,369,706
Total Liabilities and Members’ Equity	$15,108,618	$16,632,606

The accompanying notes are an integral part of these financial statements.

BROOKLYN IMMUNOTHERAPEUTICS, LLC
STATEMENTS OF OPERATIONS

	Successor		Predecessor
	For the Year Ended December 31, 2019	For the period from November 6, 2018 through December 31, 2018	For the period from January 1, 2018 through November 5, 2018
Operating Expenses
General and administrative	$3,721,490	$374,267	$5,351,698
Research and development	5,156,266	1,621,084	9,078,193
Total Operating Expenses	8,877,756	1,995,351	14,429,891
Loss From Operations	(8,877,756)	(1,995,351)	(14,429,891)
Other Expenses
Interest expense, net	(59,298)	(9,121)	(1,668,711)
Total Expenses	(59,298)	(9,121)	(1,668,711)
Net Loss	$(8,937,054)	$(2,004,472)	(16,098,602)
Deemed dividends on preferred stock			(685,892)
Gain on extinguishment of preferred stock.			106,560,811
Net income attributable to common stockholders			$89,776,317

The accompanying notes are an integral part of these financial statements.

BROOKLYN IMMUNOTHERAPEUTICS, LLC
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY AND MEMBERS’ EQUITY

Predecessor	Preferred Stock										Additional Paid-In Capital	Subscriptions Receivable, Related Parties	Accumulated Deficit	Total Stockholders’ Deficiency
	Series D		Series C		Series B		Series A		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance - January 1, 2018	35,400,669	$35,400	40,460,713	$40,461	35,016	$35	140,639	$141	7,968,224	$7,968	$179,148,961	$(88,663)	$(187,130,857)	$(7,986,554)
Issuance of common stock upon exchange of preferred stock	-	-	(40,460,713)	(40,461)	(35,016)	(35)	(140,639)	(141)	16,771,866	16,772	(106,536,946)	-	106,560,811	-
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(16,098,602)	(16,098,602)
Balance - November 5, 2018	35,400,669	$35,400	-	$-	-	$-	-	$-	24,740,090	$24,740	$72,612,015	$(88,663)	$(96,668,648)	$(24,085,156)

Successor	Membership Equity				Accumulated Deficit	Total Members’ Equity
	Class A	Class B	Class C	Common
Balance - November 6, 2018	$6,482,005	$-	$-	$-	$-	$6,482,005

Stock based compensation:
Amortization of restricted common units	-	-	-	15,248	-	15,248
Issuance of membership units for purchase of IRX	-	1,400,000	1,000,000	-	-	2,400,000
Membership units issued in exchange for services	5,000	-	-	-	-	5,000
Sale of members’ equity	1,955,579	-	-	-	-	1,955,579
Members’ equity exchanged for loans payable and interest	1,516,346	-	-	-	-	1,516,346
Net loss	-	-	-	-	(2,004,472)	(2,004,472)

Balance - January 1, 2019	9,958,930	1,400,000	1,000,000	15,248	(2,004,472)	10,369,706

Stock based compensation:
Amortization of restricted common units	-	-	-	91,689	-	91,689
Sale of members’ equity	8,218,762	-	-	-	-	8,218,762
Net loss	-	-	-	-	(8,937,054)	(8,937,054)

Balance - December 31, 2019	$18,177,692	$1,400,000	$1,000,000	$106,937	$(10,941,526)	$9,743,103

The accompanying notes are an integral part of these financial statements.

BROOKLYN IMMUNOTHERAPEUTICS, LLC
STATEMENTS OF CASH FLOWS

	Successor		Predecessor
	For the Year Ended December 31, 2019	For the Period from November 6, 2018 through December 31, 2018	For the Period from January 1, 2018 through November 5, 2018
Cash Flows from Operating Activities
Net loss	$(8,937,054)	$(2,004,472)	$(16,098,602)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	20,407	1,498	136,314
Equity compensation	91,689	20,248	-
Loss on operating sublease	103,350	-	-
Change in operating assets and liabilities:
Prepaid expenses and other current assets	(66,670)	-	(69,099)
Security deposits	76,155	-	8,001
Accounts payable and accrued expenses	(1,087,874)	(168,298)	(300,034)
Lease liability	(294)
Other liabilities	-	-	37,727
Total adjustments	(863,237)	(146,552)	(187,091)
Net Cash Used in Operating Activities	(9,800,291)	(2,151,024)	(16,285,693)
Cash Flows from Investing Activities
Patent costs	-	-	(172,196)
Purchase of property and equipment	(606,071)	-	(76,485)
Purchase of IRX - cash and restricted cash acquired	-	336,296	-
Net Cash Provided by (Used in) Investing Activities	(606,071)	336,296	(248,681)
Cash Flows from Financing Activities
Proceeds from loans payable	-	-	3,394,226
Proceeds from loans payable, related parties	-	-	1,500,000
Proceeds from convertible debt	-	-	11,803,321
Proceeds from investor deposits	437,500	-	-
Proceeds from the collection of subscriptions receivable	850,000	-	-
Proceeds from sale of members’ equity	7,808,250	1,744,154	-
Net Cash Provided by Financing Activities	9,095,750	1,744,154	16,697,547
Net (Decrease) Increase in Cash	(1,310,612)	(70,574)	163,173
Cash and Restricted Cash - Beginning of Period	6,411,431	6,482,005	173,123
Cash and Restricted Cash - End of Period	$5,100,819	$6,411,431	$336,296
Cash and Restricted Cash consisted of the following:
Cash	$5,014,819	$6,325,431	$250,296
Restricted cash	86,000	86,000	86,000
	$5,100,819	$6,411,431	$336,296
Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-
Non-cash investing and financing activities:
Investor deposits for sale of members’ equity	$410,512	$-	$-
Conversion of loans payable and interest into members’ equity	$-	$1,516,346	$-
Exchange of Series A, B and C preferred stock for common stock	$-	$-	$106,560,811
Purchase of the assets and liabilities of IRX:
Assets acquired and liabilities assumed:
Cash acquired	$-	$336,296	$-
Prepaid expenses and other current assets	-	19,998	-
Security deposits and other assets	-	379,331	-
Goodwill	-	2,043,747	-
In-process R&D	-	6,860,000	-
Property and equipment	-	69,597	-
Accounts payable and accrued expenses	-	(4,528,969)	-
Loans payable, related parties	-	(1,500,000)	-
Loans payable	-	(410,000)	-
Total purchase price	$-	$3,270,000	$-
Purchase price consisted of:
Members’ equity issued to acquire the asset and liabilities of IRX	-	2,400,000	-
Contingent consideration	-	870,000	-
Total purchase price	$-	$3,270,000	$-

The accompanying notes are an integral part of these financial statements.

BROOKLYN IMMUNOTHERAPEUTICS, LLC
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019 AND
THE PERIODS FROM NOVEMBER 6, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR PERIOD)
AND FROM JANUARY 1, 2018 THROUGH NOVEMBER 5, 2018 (PREDECESSOR PERIOD)

NOTE 1 DESCRIPTION OF BUSINESS

Brooklyn ImmunoTherapeutics LLC (“BITX” or the “Successor”) is a limited liability company formed under the laws of the State of Delaware on September 27, 2018, for the purpose of consummating a business combination with IRX Therapeutics, Inc. (“IRX” or the “Predecessor”). The Predecessor and Successor are together referred to herein as the “Company”. On November 6, 2018, (the “Closing Date”) pursuant to an Asset Purchase Agreement with IRX, BITX acquired substantially all of the assets of IRX (the “Business Combination”). Subsequent to the Business Combination, BITX operates as a clinical stage biopharmaceutical company focused on developing a cytokine-based therapy to treat patients with cancer. BITX had no operations prior to the Business Combination.

NOTE 2 GOING CONCERN

Going Concern

The accompanying financial statements have been prepared assuming that the Successor will continue as a going concern. As discussed below, the Company has sustained losses from operations and has an accumulated deficit. These conditions raise substantial doubt about the Successor’s ability to continue as a going concern for the next twelve months from the date on which the financial statements were available to be issued. Management’s plans in regard to these matters are also described below. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As of December 31, 2019, the Company had a cash balance of $5,014,819 and an accumulated deficit of $10,941,526. During the year ended December 31, 2019, the Company incurred a net loss of $8,937,054 and used cash in operations of $9,800,291. Net cash used in operating activities during the year ended December 31, 2018 was $18,436,717 (including $16,285,693 during the Predecessor period).

During 2019, the Company received $7,808,250 cash proceeds from the sale of members’ equity, $437,500 in proceeds from investor deposits, and $850,000 in proceeds from the collection of subscription receivable. As of December 31, 2019, the Company expects to receive additional cash for capital call commitments of $3,858,750 (see Note 14 – Subsequent Events). The Company expects to have ongoing needs for significant working capital in order to fund research and development activities and expects to either (a) enter into a strategic transaction with a third party; (b) license its products to other companies for certain applications, or (c) raise additional funds through equity or debt financing. However, there can be no assurance that the Company will be successful in entering into a strategic transaction or securing additional capital. If the Company is unsuccessful in raising capital, the Company might (a) initiate cost reductions; (b) forego research and development opportunities; (c) seek extensions of time to fund its liabilities or (d) seek protection from creditors.

NOTE 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The Company’s financial statement presentation distinguishes a “Predecessor” for the periods prior to the Closing Date and a “Successor” for the periods following (and including) the Closing Date. The operating results of IRX for the period January 1, 2018 through November 5, 2018 are presented for the Predecessor period in the accompanying consolidated financial statements. The financial position and operating results of the BITX as of December 31, 2019 and 2018 and for the year ended December 31, 2019 and the period from November 6, 2018 through December 31, 2018 are presented for the Successor period in the accompanying financial statements.

The Predecessor’s significant accounting policies are substantially the same as those of the Successor presented below.

BROOKLYN IMMUNOTHERAPEUTICS, LLC
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019 AND
THE PERIODS FROM NOVEMBER 6, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR PERIOD)
AND FROM JANUARY 1, 2018 THROUGH NOVEMBER 5, 2018 (PREDECESSOR PERIOD)

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect (a) the reported amounts of assets and liabilities; (b) disclosure of contingent assets and liabilities at the date of the financial statements; (c) the reported amounts of revenues and expenses during the reporting period and (d) the reported amount of the fair value of assets acquired in connection with the business combination. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the recoverability and useful lives of long-lived assets and the valuation of stock-based compensation.

Cash and Cash Equivalents

The Company classifies highly liquid investments with a remaining contractual maturity at date of purchase of three months or less as cash equivalents. The Company had no cash equivalents as of December 31, 2019 and 2018.

Restricted Cash

The Company has an agreement to maintain cash balances at a financial institution as collateral for a letter of credit related to the Company’s lease agreement for its office space in New York, NY, which automatically renews on an annual basis. The total amount committed under the letter of credit is $86,000 as of December 31, 2019 and 2018.

Property and Equipment

Property and equipment are recorded at cost and are depreciated over their estimated useful lives using the straight-line method. Laboratory and manufacturing equipment are depreciated over an estimated useful life of 7 years. Leasehold improvements are depreciated over the shorter of their estimated useful life, or the lease term. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation of these assets are removed from the accounts and the resulting gain or losses are reflected in the results of operations. Expenditures for maintenance and repairs are charged to operations. Renewals and betterments are capitalized.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations. Goodwill is not amortized but is tested for impairment annually, or if events occur or circumstances change that would reduce the fair value of a reporting unit below its carrying value. Since management evaluates the Company as a single reporting unit, goodwill is tested for impairment at the entity level by first performing a qualitative assessment to determine whether it is more likely than not that the fair value of the entity is less than its carrying value. If the entity does not pass the qualitative assessment, then the entity’s carrying value is compared to its fair value. Goodwill is considered impaired if the carrying value of the entity exceeds its fair value.

In Process Research and Development

In-process research and development (“IPR&D”) assets represent the fair value assigned to technologies that were acquired on November 5, 2018 in connection with the Asset Purchase Agreement, which have not reached technological feasibility and have no alternative future use. IPR&D assets are considered to be indefinite-lived until the completion or abandonment of the associated research and development projects. During the period that the IPR&D assets are considered indefinite-lived, they are tested for impairment on an annual basis, or more frequently if the Successor becomes aware of any events occurring or changes in circumstances that indicate that the fair value of the IPR&D assets are less than their carrying amounts. If and when development is complete, which generally occurs upon regulatory approval, and the Successor is able to commercialize products associated with the IPR&D assets, these assets are then deemed definite-lived and are amortized based on their estimated useful lives beginning at that point in time. If development is terminated or abandoned, the Successor may have a full or partial impairment charge related to the IPR&D assets, calculated as the excess of carrying value of the IPR&D assets over fair value.

BROOKLYN IMMUNOTHERAPEUTICS, LLC
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019 AND
THE PERIODS FROM NOVEMBER 6, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR PERIOD)
AND FROM JANUARY 1, 2018 THROUGH NOVEMBER 5, 2018 (PREDECESSOR PERIOD)

Impairment of Long-Lived Assets

The Company reviews long-lived assets and certain identifiable assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. An impairment exists when the carrying value of the long-lived asset is not recoverable and exceeds its fair value.

Research and Development

Research and development expenditures are charged to operations as incurred.

Income Taxes

The Company is not subject to U.S. federal, state, and income taxes for the Successor period, since all of its income or losses are passed through to its members. Taxable income attributable to New York City during the year ended December 31, 2019 and the period from November 6, 2018 through December 31, 2018 is subject to the New York City Unincorporated Business Tax. During the Predecessor period, the Company was subject to corporate income taxes in the U.S. Federal jurisdiction, the state of New York and New York City.

The Company records deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse and established a valuation allowance when it was more likely than not that some portion or all of the deferred tax assets would not be realized. Income tax expense consists of the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Tax benefits from uncertain tax positions are recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The Company has no material uncertain tax positions for any of the reporting periods presented.

Concentration of Credit Risk

The Company maintains its cash balances in financial institutions located in the United States. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At times, the Company’s cash balances may be uninsured for deposit accounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limit.

A single vendor accounted for 14.0% of the Company’s purchases during the year ended December 31, 2019. A different vendor accounted for 11% of the Company’s purchases during the year ended December 31, 2018. In the Company’s business, vendor concentrations could be indicative of vulnerabilities in the Company’s supply chain, which could ultimately impact the Company’s ability to continue its research and development activities.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants. A fair value hierarchy has been established for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

●	Level 1 Inputs – Valued based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.
●
Level 2 Inputs – Valued based on inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

●	Level 3 Inputs – Valued based on inputs for which there is little or no market value, which require the reporting entity to develop its own assumptions.

BROOKLYN IMMUNOTHERAPEUTICS, LLC
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019 AND
THE PERIODS FROM NOVEMBER 6, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR PERIOD)
AND FROM JANUARY 1, 2018 THROUGH NOVEMBER 5, 2018 (PREDECESSOR PERIOD)

The carrying amounts reported on the balance sheet for prepaid assets and other current assets, accounts payable and accrued expenses, other current liabilities and other liabilities approximate fair value based due to their short maturities. The carrying value of loans payable approximates its fair market value because the effective yield on this debt, which includes contractual interest rates as well as other finance charges, is comparable to rates of returns for instruments of similar credit risk.

Leases

The Company records straight-line monthly rental expense based on the total amount of the payments due over the lease term in accordance with U.S. GAAP. The difference between rental expense recorded and the amount paid is credited or charged to deferred rent, which is included in accrued expenses in the accompanying balance sheets (see Note 11 - Commitments and Contingencies, Sublease Agreement).

Commitment and Contingencies

The Company follows Accounting Standards Codification (“ASC”) No.450-20 (“ASC 450-20”), Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Equity Based Compensation

Compensation expense for equity-based awards granted to employees is based on the estimated grant-date fair value of the award and is recognized ratably over the vesting period.

Subsequent Events

Management has evaluated subsequent events to determine if events or transactions occurring through April 24, 2020, the date on which the financial statements were available to be issued, require potential adjustment to or disclosure in the Company’s financial statements.

NOTE 4 BUSINESS COMBINATION

On November 6, 2018, BITX entered into an Asset Purchase Agreement with IRX, whereby BITX acquired substantially all of the net assets of IRX. Under the Asset Purchase Agreement, BITX is also obligated to pay royalties based on future revenues to certain former shareholders of IRX. The estimated fair value of future royalty payments at the date of the Business Combination was $870,000, which is accounted for as contingent consideration and is reflected in other liabilities on the accompanying balance sheet. The fair value of the contingent consideration was estimated using the discounted cash flow method of the income approach.

The aggregate consideration for the purchase of the IRX assets was $3,270,000, which consisted $2,400,000 equal to the fair value of the membership units issued to the former shareholders and debt holders of IRX and $870,000 equal to the fair value of contingent consideration.

The following table details the allocation of the purchase price for the acquisition of BITX:

Cash	$250,296
Restricted cash	86,000
Prepaid expenses and other current assets	19,998
Security deposits and other assets	379,331
Laboratory equipment	69,597
In process research and development	6,860,000
Accounts payable and accrued expenses	(4,528,969)
Loans payable	(410,000)
Loans payable, related parties	(1,500,000)
Net fair value assigned to assets acquired and liabilities assumed	1,226,253
Goodwill	2,043,747
Total	$3,270,000

BROOKLYN IMMUNOTHERAPEUTICS, LLC
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019 AND
THE PERIODS FROM NOVEMBER 6, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR PERIOD)
AND FROM JANUARY 1, 2018 THROUGH NOVEMBER 5, 2018 (PREDECESSOR PERIOD)

The fair value of the in-process research and development was determined using the “relief-from-royalty” method of income approach. The purchase price in excess of the tangible and identifiable assets acquired, less liabilities assumed, is recognized as goodwill.

Goodwill arising from the business combination mainly consisted of the assets acquired by BITX subject to the liabilities assumed from IRX. The goodwill represents the excess consideration paid over the fair value of the asset acquired and liabilities, and BITX paid a premium to gain control of the assists and the potential future upside of those assets. BITX’s goodwill is not deductible for tax purposes. Further, BITX’s goodwill and intangible assets are subject to a test for impairment on an annual basis (or on a quarterly basis as appropriate).

NOTE 5 PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31,
	2019	2018
Laboratory and manufacturing equipment	$261,164	$69,597
Leasehold improvements	414,504	-
	675,668	69,597
Less: accumulated depreciation and amortization	(21,905)	(1,498)
Property and equipment, net	$653,763	$68,099

Depreciation expense charged to operations during the year ended December 31, 2019 was $20,407. Depreciation expense charged to operations was $1,498 and $6,888 and during the periods from November 6, 2018 through December 31, 2018 and from January 1, 2018 through November 5, 2018, respectively.

As of December 31, 2019, the Company has $64,461 of leasehold improvements that had not yet been placed into service. No depreciation expense is recorded on fixed assets in process until such time as the assets are completed and are placed into service. These fixed assets in process were placed into service on February 14, 2020.

NOTE 6 GOODWILL AND IN PROCESS RESEARCH AND DEVELOPMENT

The Company recorded Goodwill and IPR&D in the amount of $2,043,747 and $6,860,000, respectively, in connection with the Business Combination (see Note 4 – Business Combination). IPR&D assets are considered to be indefinite-lived until the completion or abandonment of the associated research and development projects.

NOTE 7 SECURITY DEPOSITS AND OTHER ASSETS

On February 9, 2017, the Predecessor paid a retainer in the amount of $300,401 to a service provider, pursuant to a Master Services Agreement which expires on October 23, 2020. The retainer represented 10% of the amount of estimated direct costs expected to be incurred by the service provider, in connection with clinical development services provided under the Master Services Agreement.

On June 14, 2018, the Predecessor paid a security deposit in the amount of $63,220 pursuant to a lease agreement which expires on December 28, 2025.

NOTE 8 ACCRUED EXPENSES

Accrued expenses consist of the following:

	December 31,
	2019	2018
Compensation payable	$540,513	$214,327
Deferred rent payable	-	6,169
Accrued general and administrative expenses	94,265	62,743
Accrued research and development expenses	695,551	1,380,440
Accrued interest	90,512	33,114
Loss on legal settlement	100,000	-
Total accrued expenses	$1,520,841	$1,696,793

BROOKLYN IMMUNOTHERAPEUTICS, LLC
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019 AND
THE PERIODS FROM NOVEMBER 6, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR PERIOD)
AND FROM JANUARY 1, 2018 THROUGH NOVEMBER 5, 2018 (PREDECESSOR PERIOD)

NOTE 9 INVESTOR DEPOSITS

Investor deposits of $665,563 and $638,575 at December 31, 2019 and 2018, respectively, represents funding of capital commitments in excess of capital calls.

NOTE 10 LOANS PAYABLE AND LOANS PAYABLE TO RELATED PARTIES

During the period from January 1, 2018 through July 31, 2018, the Predecessor issued unsecured convertible promissory notes (the “Predecessor Notes”) in the aggregate amount of $19,447,996, in exchange for which cash proceeds of $3,534,000 were received during 2017, cash proceeds of $15,165,816 were received during 2018, $716,449 represented the conversion to principal of interest payable on the note and $31,731 was issued in connection with the CFO Separation Agreement (see Note 11 - Commitments and Contingencies). Of the total Predecessor Notes issued, Predecessor Notes in the aggregate amount of $11,095,368 were issued to members of the Predecessor’s Board of Directors. Prior to the Business Combination, the Predecessor Notes were convertible into common stock at the noteholder’s option in connection with the sale of at least 80% of the outstanding capital stock of the Predecessor. The Predecessor Notes bear interest at 14.5% per annum and mature on December 31, 2019.

Predecessor Notes in the amount of $410,000 were assumed by the Successor in connection with the Business Combination. Interest expense related to the Predecessor Notes was $59,450 during the year ended December 31, 2019 and was $9,121 and $1,652,466 during the period from November 6, 2018 through December 31, 2018 and the period from January 1, 2018 through November 5, 2018, respectively. On January 27, 2020, the Predecessor Notes were amended to extend the maturity date to the earlier of (i) a change of control, as defined, or (2) December 31, 2021.

During October 2018, the Predecessor sold bridge notes in the aggregate amount of $1,500,000 to three members of the Board of Directors (the “Bridge Notes”). Interest expense in the amount of $16,346 was incurred on the Bridge Notes during the Predecessor period. On November 6, 2018, in connection with the Business Combination, the Bridge Notes and related accrued interest were converted into Class A units of the Successor in the aggregate amount of $1,516,346.

NOTE 11 COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company is involved in litigation and arbitrations from time to time in the ordinary course of business. Legal fees and other costs associated with such actions are expensed as incurred. In addition, the Company assesses, in conjunction with its legal counsel, the need to record a liability for litigation and contingencies. The Company reserves for costs relating to these matters when a loss is probable, and the amount can be reasonably estimated.

As of December 31, 2019, the Company is involved in a legal matter with the University of South Florida (“USF”), whereby USF sent a demand letter to IRX and BITX on December 21, 2018, contending its right to 25% of IRX proceeds from the Business Combination. To date, no lawsuit has been filed and the Company and USF are working to settle the matter. Pursuant to ASC 450-20, and based on consultation with legal counsel, the Company has recorded $100,000 of accrued legal settlements representing the estimated loss related to this matter, which is recorded within general and administrative expense in the accompanying Statements of Operations. As of December 31, 2019, the potential exposure resulting from an adverse outcome of any potential legal proceedings could exceed the recorded accrual. However, the Company does not believe that the impact of litigation, if any, will be material.

Licensing Agreements

The Company has license agreements with USF, granting the Company the right to sell, market, and distribute IRX-2, subject to a 7% royalty payable to USF based on a percentage of gross product sales. Under the license agreement with USF, the Company is obligated to repay patent prosecution expenses incurred by USF. To date, the Company has not recorded any product sales, or obligations related to USF patent prosecution expenses. The license agreement terminates upon the expiration of the IRX-2 patents.

BROOKLYN IMMUNOTHERAPEUTICS, LLC
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019 AND
THE PERIODS FROM NOVEMBER 6, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR PERIOD)
AND FROM JANUARY 1, 2018 THROUGH NOVEMBER 5, 2018 (PREDECESSOR PERIOD)

Royalty Agreements

Predecessor Royalty Agreements

In connection with the Business Combination, the Successor assumed the Predecessor’s obligation to pay a royalty in the aggregate amount of 1% of revenues from any future IRX-2 product sales, pursuant to royalty agreements with certain noteholders and shareholders of the Predecessor (see Note 4 - Business Combination).

Collaborator Royalty Agreement

Effective June 28, 2018, the Predecessor terminated its Research, Development and Option Facilitation Agreement (the “RDO Agreement”) and its Options Agreement with a collaborative partner (the “Collaborator”), pursuant to a Termination Agreement. In connection with the Termination Agreement, all of the rights granted to the Collaborator under the RDO and Option Agreements were terminated, and the Predecessor has no obligation to refund any payments received from the Collaborator. As consideration for entering into the Termination Agreement, the Collaborator will receive a royalty equal to 6% of revenues from the sale of IRX-2, for the period of time beginning with the first sale of IRX-2 through the later of (i) the twelfth anniversary of the first sale of IRX-2, or (ii) the expiration of the last IRX patent, or other exclusivity of IRX-2.

Investor Royalty Agreement

On November 6, 2018, the Successor entered into a royalty agreement with the Class A membership investors (the “Investor Royalty Agreement”), pursuant to which owners of Class A membership units will receive compensatory royalties in an aggregate amount equal to 4% of the net revenues of the Successor.

The Company has not recognized any revenues to date, and no royalties are due pursuant to the any of the above-mentioned royalty agreements.

Employment Agreements

Effective July 31, 2018, the Predecessor entered into a separation agreement (the “CFO Separation Agreement”) with its former Chief Financial Officer (the “Former CFO”). Pursuant to the terms of the Separation Agreement, the Former CFO was entitled to receive six months of severance pay equal to his current base salary of $275,000 per annum and received a Predecessor Note in the principal amount of $31,731.

On December 13, 2019, the Successor entered into a separation agreement (the “CEO Separation Agreement”) with its former Chief Executive Officer (the “Former CEO”). Pursuant to the terms of the Separation Agreement, the Former CEO was entitled to a six months of severance pay equal to $225,000, a one-time payout of accrued but unused vacation time equal to $37,518, and continued coverage under the Company’s group health and dental insurance plan equal to $14,032.

Operating Lease Commitments

In connection with the Business Combination, BITX assumed IRX’s lease for office space at 654 Madison Ave in New York, NY (the “Office Lease”). The Office Lease expires on November 30, 2026. The annual rent for the first year (beginning on the date of the Business Combination) is approximately $93,275 and the rent increases annually.

In connection with the Business Combination, BITX also assumed IRX’s lease for laboratory space in Brooklyn, New York (the “Laboratory Lease”), with annual rent expense for the first year of $314,577 beginning on the date of the Business Combination. Effective on July 1, 2019, the Laboratory Lease was amended to increase the space rented under the Laboratory Lease. Annual rent expense (including the Company’s pro rata share of operating expenses) for 12 months beginning July 1, 2019 increased to $485,061 pursuant to the amended Laboratory Lease, and the rent increases 3% on January 1 of each lease year. The Laboratory Lease expires on December 31, 2025.

BROOKLYN IMMUNOTHERAPEUTICS, LLC
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019 AND
THE PERIODS FROM NOVEMBER 6, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR PERIOD)
AND FROM JANUARY 1, 2018 THROUGH NOVEMBER 5, 2018 (PREDECESSOR PERIOD)

Future commitments under the Successor’s operating lease are as follows:

For the Years Ending December 31,	Amount
2020	$553,189
2021	571,470
2022	588,918
2023	606,864
2024	624,172
Thereafter	747,656
$3,692,269

The Company records rent expense on a straight-line basis over the term of the lease. Rent expense charged to operations was $544,214 during the year ended December 31, 2019 and was $77,170 and $480,577 during the period from November 6, 2018 through December 31, 2018 and the period from January 1, 2018 through November 5, 2018, respectively, which is included in general and administrative expenses in the accompanying Statements of Operations.

Sublease Agreement

On April 18, 2019, the Company entered into a sublease agreement with Nezu Asia Capital Management, LLC (“the Tenant”), whereby the Tenant agreed to sublease approximately 999 square feet of space currently rented by the Company in New York, NY, for an initial term of 8 years, commencing on May 15, 2019. The term of the sublease expires on October 31, 2026 with no option to extend the sublease term. Rent payments provided by the Tenant under the sublease agreement began on September 1, 2019. Annual rent payable to the Company pursuant to the sublease is $78,422 for the first year and the sublease agreement stipulates an annual rent increase of 2.25%. The Tenant also is responsible for paying to the Company all tenant energy costs, annual operating costs, and annual tax costs attributable to the subleased space during the term of the sublease. The Company received sublease payments of $32,676 during the year ended December 31, 2019.

In connection with the sublease, the Company recognized a loss and a recorded lease liability of $103,350 during the year ended December 31, 2019, representing the discounted cash flows from future rental payments in excess of the future sublease payments to be received. The loss is included in general and administrative expense on the accompanying Statements of Operations.

NOTE 12 STOCKHOLDERS’ DEFICIENCY AND MEMBERS’ EQUITY

Stockholders’ Deficiency - Predecessor

The number of shares of capital stock that were authorized to be issued by the Predecessor was 171,781,743, consisting of 50,000,000 shares of common stock and 121,781,743 shares of preferred stock, of which 160,000 shares were designated as Series A Preferred stock, 54,000 shares were designated as Series B Preferred Stock, 41,567,743 shares were designated as Series C Preferred Stock and 80,000,000 shares were designated as Series D Preferred Stock. The Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are together the “Preferred Stock.”

During 2018, all shares of Predecessor Series A, Series B and Series C convertible preferred stock were exchanged for 16,771,866 shares of Predecessor common stock. The exchange of Series A, Series B and Series C convertible preferred stock for common stock was not pursuant to the original terms of the convertible preferred stock; accordingly, the exchange of convertible preferred stock for common was recorded as an extinguishment of the preferred stock, and the resulting gain on extinguishment was recorded as a credit to accumulated deficit and an increase to net income available to common stockholders.

In connection with the Business Combination (see Note 4 – Business Combination), Predecessor common stockholders and holders of Series D preferred stock received Successor Class C membership units (see Members’ Equity below) and all outstanding shares of Predecessor common stock and Series D preferred stock were canceled.

BROOKLYN IMMUNOTHERAPEUTICS, LLC
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019 AND
THE PERIODS FROM NOVEMBER 6, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR PERIOD)
AND FROM JANUARY 1, 2018 THROUGH NOVEMBER 5, 2018 (PREDECESSOR PERIOD)

Stock Options

The following represents activity related to the Predecessor’s stock options during the period from the January 1, 2018 through November 5, 2018:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Life in Years	Aggregate Intrinsic Value
Outstanding, January 1, 2018	1,165	$208	1.5	$-
Granted	-	-	-	-
Exercised
Forfeited	(80)	$300	-	-
Outstanding, November 5, 2018	1,085	$201	0.7	$-

Exercisable, November 5, 2018	1,085	$201	0.7	$-

The following table presents information related to stock options at November 5, 2018:

Options Outstanding		Options Exercisable
Exercise Price	Outstanding Number of Options	Weighted Average Remaining Life In Years	Exercisable Number of Options
$200	1,075	0.7	1,075
$300	10	0.2	10
	1,085	0.7	1,085

In connection with the Business Combination (see Note 4 – Business Combination), all outstanding Predecessor stock options were canceled.

Members’ Equity

Pursuant to the BITX Operating Agreement, the Company is authorized to issue 100,000 non-voting membership units, consisting of 65,000 Class A Units, 15,000 Class B Units, 10,000 Class C Units and 10,000 Common Units. Any distributions are made to the members in the following order and priority: first, on a pro rata basis, to the holders of Class A Units, in proportion to the number of Class A Units held by each, until the Company has made aggregate distributions of $100 million; second, 75% on a pro rata basis to holders of Class A Units and Common Units, 15% on a pro rata basis to the holders of Class B Units and 10% on a pro rata basis to holders of Class C Units, until the Company has made aggregate distributions equal to $500 million; thereafter, 65% on a pro rata basis to holders of Class A Units and Common Units, 20% on a pro rata basis to the holders of Class B Units and 15% on a pro rata basis to holders of Class C Units.

Through December 31, 2018, the Company issued 65,000 Class A Units for in exchange for capital commitments of $22,447,005 and services valued at $5,000. During 2018, the Company made capital calls in the aggregate amount of $9,953,930. During 2018, the Company received cash of $7,587,584 and exchanged notes payable and interest the amount of $1,516,346 during 2018 in satisfaction of capital calls (see Note 10 – Loans Payable and Loans Payable to Relate Parties). The remaining $850,000 was recorded as subscriptions receivable as of December 31, 2018 and was received through March 31, 2019. Further, the Company received $638,575 cash representing payments in excess of capital calls during the year ended December 31, 2018, which is recorded in other current liabilities on the accompanying balance sheet (see Note 9 – Investor Deposits).

During the year ended December 31, 2019, the Company made capital calls in the aggregate amount of $8,218,762 in exchange for Class A Units. The Company received cash of $7,808,250 and applied investor deposits of $410,512 in satisfaction of capital calls made during 2019. Further, the Company received cash of $437,500 representing payments in excess of capital calls during the years ended December 31, 2019 and 2018, respectively, which is recorded in other current liabilities on the accompanying balance sheet (see Note 9 – Investor Deposits).

BROOKLYN IMMUNOTHERAPEUTICS, LLC
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019 AND
THE PERIODS FROM NOVEMBER 6, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR PERIOD)
AND FROM JANUARY 1, 2018 THROUGH NOVEMBER 5, 2018 (PREDECESSOR PERIOD)

On November 6, 2018, the Company issued 15,000 Class B Units with an aggregate grant date value of $1,400,000 and issued 10,000 Class C Units with an aggregate grant date value of $1,000,000 to former stockholders and debt holders of IRX, in connection with the Business Combination (see Note 4 – Business Combination). Management, with the assistance of an independent valuation firm, utilized the market approach and an option pricing model (“OPM”) to allocate the transaction equity value to the respective classes of membership units. The inputs to the OPM included (a) the $22 million equity value; (b) term of 3.5 years; (c) volatility of 100%; (d) risk-free rate of 3.01%; and (e) expected dividend rate of 0.0%.

During the period from November 6, 2018 through December 31, 2018, the Company granted 4,125 of restricted common units to certain employees valued at $88.75 per unit, or an aggregate of $366,094. On September 23, 2019, the company granted 125 restricted common units valued at $88.75 per unit, or $11,094, to a single employee. The units vest 25% on the first anniversary of the date of grant, and the remainder vest monthly over the following three years. The Company recorded stock-based compensation expense of $91,689 during the year ended December 31, 2019 and recognized $20,248 during the period from November 6 through December 31, 2018, related to the amortization of the restricted common units, which is included in general and administrative expenses on the accompanying statements of operations.

NOTE 13 INCOME TAX

The Successor is a limited liability company treated as a partnership for federal and state income tax purposes, and the taxable income or loss is passed through to its members. The Successor is subject to the Unincorporated Business Tax (“UBT”) on taxable income attributable to New York City. As of December 31, 2019, the Company has an operating loss carryforward of approximately $10,941,526 available to offset future taxable income, which does not expire.

The Successor files its Federal, New York State, and New York City returns. The Federal, New York State, and New York City returns for the years ended December 31, 2019 and 2018 remain open to examination. The Successor is not currently undergoing any tax audit and has not received notice of an audit. The Successor tax benefits for the year and December 31, 2019 and for the period from November 6, 2018 through December 31, 2018 result from increases in the gross deferred tax assets and are offset by a corresponding tax expense due to an increase in the valuation allowance associated with those same deferred tax assets, resulting in an effective tax rate of 0%.

The Predecessor filed its income tax returns in the U.S. Federal jurisdiction, the state of New York and New York City. Federal, state and city income tax returns, for the years ended December 31, 2016 through December 31, 2018 remain open to examination by the IRS and state jurisdictions. The Predecessor is not currently undergoing any audit and has not received notice of audit or any notifications from the IRS for any of the open tax years.

The Predecessor tax benefits during each period, which resulted from increases in the gross deferred tax assets as well as tax credits related to qualified research and development expenses incurred during the period, were offset by a corresponding tax expense due to an increase in the valuation allowance associated with those same deferred tax assets, resulting in an effective tax rate of 0%.

The income tax benefit consists of the following:

	Successor		Predecessor
	For the Year Ended December 31, 2019	For the period from November 6, 2018 through December 31, 2018	For the period from January 1, 2018 through November 5, 2018
Federal:
Current	$-	$-	$-
Deferred	-	-	8,266,417
State and local:
Current		-
Deferred	357,482	80,179	5,438,948
	357,482	80,179	13,705,365
Change in valuation allowance	(357,482)	(80,179)	(13,705,365)
Income tax benefit (provision)	$-	$-	$-

BROOKLYN IMMUNOTHERAPEUTICS, LLC
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2019 AND
THE PERIODS FROM NOVEMBER 6, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR PERIOD)
AND FROM JANUARY 1, 2018 THROUGH NOVEMBER 5, 2018 (PREDECESSOR PERIOD)

Deferred tax assets and liabilities consist of the effects of temporary differences as shown in the table below. Deferred tax assets have been fully reserved by a valuation allowance since it is more likely than not that such tax benefits will not be realized.

	December 31,
	2019	2018
Deferred tax assets:
Net operating loss carryforward	$424,800	$80,179
Less: valuation allowance	(424,800)	(80,179)
Total	$-	$-

NOTE 14 SUBSEQUENT EVENTS

Capital Call

Subsequent to December 31, 2019, the Company made capital calls in the aggregate amount of $3,858,750. The Company received cash of $3,858,750 in satisfaction of this capital call through the dates which the financial statements were available to be issued.

CARES Act

On March 27, 2020, President Trump signed into law the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”). The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations and technical corrections to tax depreciation methods for qualified improvement property. Under ASC 740, the effects of new legislation are recognized upon enactment. Accordingly, the effects of the CARES Act will be effective in the quarter, or in our case, the year that includes the date that the president signs the bill. We are currently evaluating how provisions in the CARES Act will impact our financial statements in 2020.